Exhibit 10.17

SOLAREDGE TECHNOLOGIES, INC.
2015 GLOBAL INCENTIVE PLAN
NOTICE OF GRANT OF AWARD OF RESTRICTED STOCK UNITS
(ISRAELI AWARD AGREEMENT)

Notice of Grant

SolarEdge Technologies, Inc. (the “Company”) hereby grants to the Participant named below the number of restricted stock units specified below (the “Award”). Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.0001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the SolarEdge Technologies, Inc. 2015 Global Incentive Plan (the “Plan”), any Appendix or Subplan to the Plan applicable to you (the “Appendix”) and the Israeli Restricted Stock Unit Award Agreement (the “Israeli Award Agreement”) promulgated under such Plan and Section 102 of the Israeli Income Tax Ordinance [NEW VERSION] 5721-1961 (the “Ordinance”), each as amended from time to time. Any applicable Appendix shall be treated as part of the Plan for purposes of this Award, and any references to the Plan in this Grant Notice or the Israeli Award Agreement shall include the Appendix. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Israeli Award Agreement:

Participant Name: XXXX

Type of Award: Restricted Stock Units designated as Capital Gain Award (with Trustee) under Section 102 of the Ordinance and the rules and regulations promulgated thereunder.
Grant Date: XXXXX

Vesting Commencement Date: XXXXX

Number of Restricted Stock Units: XXX

Vesting Schedule:

Date	Number
XXXXX	XX
Total	XXX

subject in each case to Continuous Service through each such date. Upon termination due to death or Disability, any unvested Restricted Stock Units granted hereunder shall immediately vest.

In the event of a termination by the Company without Cause or termination by Participant for Good Reason (as such terms are defined in the Participant’s Employment Agreement) on or within 12 months following the date of a Change in Control, any unvested RSUs will fully vest on the date of such termination.

If Participant ceases Continuous Service for any other reason, before Participant vests in any portion of the Restricted Stock Units, the unvested Restricted Stock Units will immediately terminate. However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock Units shall also be subject to any vesting acceleration provisions applicable to the Restricted Stock Units contained in the Plan and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between Participant and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”), if any.

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan, the Appendix and the Israeli Award Agreement, all of which are attached hereto and incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan, the Appendix or the Israeli Award Agreement, as the case may be. You and the Company further agree that the Restricted Stock Units and the Shares underlying the same are granted under and governed by Section 102(b)(2) of the Ordinance and the rules and regulations promulgated in connection therewith and the trust agreement signed between the Company and its Affiliate the Trustee (the “Trust Agreement”), a copy of which has been provided to you or made available for your review.

You further acknowledge that your rights to any Restricted Stock Units will be earned and become vested only as you provide Continuous Service to the Company over time, that the grant of this Award is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.

Furthermore, by executing this Notice, you agree that the Restricted Stock Units and to the extent applicable, the Shares, will be issued to the Trustee to be held by Trustee for your benefit, pursuant to the terms of Section 102 of the Ordinance and the Trust Agreement. You hereby confirm that you are familiar with the terms and provisions of Section 102 of the Ordinance, particularly the Capital Gain Track described in subsection (b)(2) thereof, and you agree that you will not require the Trustee to release the Restricted Stock Units or Shares to you, or to sell the Award or Shares to a third party, during the required Holding Period, unless permitted to do so by applicable law.

“COMPANY”

Manager Name:
Manager Title:
SolarEdge Technologies, Inc.
Manager Signature Date:

“PARTICIPANT”

Employee Name:
Employee signature Date:
Date Of Employee Signature:

SOLAREDGE TECHNOLOGIES, INC.
2015 GLOBAL INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(ISRAELI AWARD AGREEMENT)

This Israeli Award Agreement is made and entered into by and between SolarEdge Technologies, Inc., a Delaware corporation (“Company”), and the Participant identified in the Notice of Grant of Award of Restricted Stock Units (“Grant Notice”) which is attached hereto (“Participant”).By signing this Agreement, the Participant : (a) represents that the Participant has received copies of, and has read and is familiar with the terms and conditions of, the Notice, the Plan, the Appendix and this Agreement, (b) accepts the RSUs, the Shares issued upon the settlement thereof and/or any securities issued or distributed with respect thereto are subject to all of the terms and conditions of the Notice, the Plan, the Appendix, this Agreement, the Trust Agreement and any other documents ancillary hereto or thereto, and (c) agrees to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee upon any questions arising under the Notice, the Plan, the Appendix or this Agreement (whether before or after the issuance of Shares pursuant to the RSUs). While certain terms and conditions are included in this Agreement, such terms and conditions shall not in any way derogate from the applicability of all other terms and conditions set forth in the Plan and the Appendix. The Participant acknowledges that the terms and conditions of the Plan and the Appendix may be amended from time to time as set forth therein, and therefore, any reference to the Plan and Appendix shall be deemed to refer to the Plan and Appendix as amended from time to time, including any amendments adopted after the Date of Grant. Further, the Participant is aware that the Company may in the future issue additional Shares and grant additional Awards to various entities and individuals, as the Company in its sole discretion shall determine. Unless otherwise stated, in the event of any inconsistency or contradiction between any of the terms of this Agreement and the provisions of the Plan and Appendix, the terms and provisions of this Agreement shall prevail, unless the provisions of this Agreement would result in a violation of the Securities Act or the Exchange Act (both of which terms are defined in the Plan) or other applicable law.

1.          Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Grant Notice an award of Restricted Stock Units, subject to all of the terms and conditions in this Israeli Award Agreement and the Plan, which are incorporated herein by reference. Restricted Stock Units issued pursuant to a Grant Notice and this Israeli Award Agreement are referred to in this Agreement as “Restricted Stock Units” or “RSUs.” The RSUs are intended to qualify as a Capital Gain Award under Section 102.

2.          Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive payment on the date it vests in the form of one share of the Company’s Common Stock (each, a “Share” and collectively, the “Shares”). Participant will have no right to payment of any Shares on any Restricted Stock Units unless and until the Restricted Stock Units have vested in the manner set forth in the Grant Notice and this Israeli Award Agreement. Prior to actual payment of a Share on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue Shares as contemplated by this Israeli Award Agreement and the Plan.

3.          Vesting of Award. The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Israeli Award Agreement. After the Grant Date, subject to termination or acceleration as provided in this Israeli Award Agreement or any Separate Agreement, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” Notwithstanding anything contained in this Israeli Award Agreement to the contrary, upon a Participant’s termination of Continuous Service, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such termination.

As soon as reasonably practicable and subject to full payment by Participant of the par value of the portion of the then Vested RSUs, following the lapse of the applicable portion of the vesting period, but in no event later than 45 days following the date of such lapse, the Company shall cause to be delivered to the Trustee for the benefit of the Participant, in full settlement and satisfaction of the Vested RSUs, the portion of Shares underlying such Vested RSUs, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 7 of this Israeli Award Agreement.

4.          Leave Of Absence. Except as set forth below in this Section 4 or as otherwise directed by the Board or a Committee (as the case may be), in the event of Participant leave of absence or unpaid leave, such Participant’s RSUs will not vest during the leave of absence or unpaid leave.

Notwithstanding the foregoing, if a Participant is on leave of absence due to maternity leave, sick leave, or other protected leave during which vesting on the original schedule must continue under applicable law, such Participant’s RSUs shall continue to vest on the original vesting schedule during the leave of absence which is protected by law.

5.          Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, Sections 10(c) and 10(d) of the Plan shall control

6.          Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7.          Rights as a Stockholder. Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

8.          Tax Matters and Consultation.

(a)          THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR DISPOSING OR SELLING SHARES ISSUED UPON SETTLEMENT HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT. Without derogating from Section 9 of the Plan, and notwithstanding anything to the contrary, including the indication under “Type of Award” above, the Company does not undertake, and shall be under no duty to ensure, and no representation or commitment is made, that the RSUs qualifies or will qualify under, or that the Participant will benefit from, any particular tax treatment (such as Section 102 or any other treatment), nor shall the Company be required to take any action for the qualification of any RSUs under such tax treatment and no indication in any document to the effect that any Award is intended to qualify for any tax treatment shall imply such an undertaking or representation. If the RSUs do not qualify under any particular tax treatment it could result in adverse tax consequences to the Participant. By signing below, Participant agrees that the Company and its Affiliates, the Representative and the Trustee, as applicable, and their respective employees, directors, officers and stockholders shall not be liable for any tax, penalty, interest or cost incurred by Participant as a result of such determination, nor will any of them have any liability of any kind or nature in the event that, for any reason whatsoever, if RSUs do not qualify for any particular tax treatment.

(b)          To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. Without derogating from the aforementioned, the Company, its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the Company, its Affiliates and/or the Trustee, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company, any of its Affiliates and the Trustee may, at the sole discretion of the Company without any obligation, make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to RSUs granted under the Plan, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the vesting and settlement of any RSUs or Shares held by or on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. Regardless of any action the Company or any Affiliate takes with respect to any or all tax or other compulsory payment withholding or deduction (including any social security contributions) obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility, and that the Company does not: (i) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the RSUs, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (ii) commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Participant’s liability for such tax.

9.          Section 102 Undertakings.

(a)          Subject to applicable law, 102 Awards may only be granted to an "employee" within the meaning of Section 102(a) of the Ordinance (which as of the date hereof means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Stockholder (“Eligible 102 Participants”). Eligible 102 Participants may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

(b)          Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 8(c) provided that (i) the Participant has signed all documents required by the Company or pursuant to applicable law, and (ii) with respect to Approved 102 Awards, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if this Agreement is not signed and delivered by the Participant within 90 days from the date determined by the Committee (subject to Section 8(c)), then such Approved 102 Award shall be deemed granted on such later date as this Agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

(c)          Unless otherwise permitted by the Ordinance, any grants of Approved 102 Awards that are made on or after the date of the adoption of the Plan and Appendix or an amendment to the Plan and Appendix, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and Appendix or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into this Agreement and any agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

(d)          Subject to the provisions of Section 102, the Participant shall not sell or release from trust any Share received upon the vesting of an Approved 102 Award and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 and to the extent applicable, under any tax ruling obtained by the ITA in connection with the RSUs, shall apply to and shall be borne by such Participant.

(e)          Subject to the Section 6 above, the Participant acknowledges that in the event that dividends or any Dividend Equivalents are distributed in respect of the Shares, during the Holding Period, such dividends and/or Dividend Equivalents (as applicable) shall be held or controlled by the Trustee for the benefit of the Participant and shall be subject to income tax pursuant to Section 102, the rules and regulations promulgated thereunder and the tax ruling obtained by the Israeli Tax Authority in connection with the RSUs.

(f)          To the extent and with respect to Approved 102 Awards, the Participant acknowledges, undertakes and confirms that: (i) the Participant fully understands that Section 102 and the rules and regulations enacted thereunder apply to the RSUs, and (ii) the Participant understands the provisions of Section 102, the tax track chosen thereunder and the implications thereof. If applicable, the terms of such RSUs shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Participant, and the Participant shall sign all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Participant’s review, during normal working hours, at the Company’s offices.

(g)          Without derogating from the generality of the foregoing, to the extent and with respect to any RSUs that are Capital Gain Awards, and as required by Section 102, the Participant acknowledges, undertakes and confirms in writing the following (which shall be apply and relate to all Awards granted to the Participant, whether under the Plan and Appendix or other plans maintained by the Company, and whether prior to or after the date hereof, if any):

(i)          The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(ii)          The Participant hereby acknowledges and confirms that he/she (1) fully understand that Section 102 and the rules and regulations enacted thereunder apply to the RSUs, and (2) is familiar with and understand the provisions of Section 102, the tax track chosen thereunder and the implications thereof, including without limitations the type of RSUs granted hereunder and the tax implications applicable to such grant.

(iii)          The Participant accepts the provisions of the Trust Agreement signed between the Company and the Trustee, and the related forms, and agrees to be bound by its terms as such terms relate to the Participant. A copy of the Trust Agreement is available for the Participant’s review, during normal working hours, at the Company’s offices.

(h)          The Participant hereby confirms that he/she shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 or any other provisions of the Ordinance.

10.          Non-Transferability of Award. The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Board, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

11.         Other Agreements Superseded. The Grant Notice, this Israeli Award Agreement, the Plan and any Separate Agreement, if applicable, constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

12.          Limitation of Interest in Shares Subject to Restricted Stock Units. Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Israeli Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, the Grant Notice, this Israeli Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate the Participant’s employment or other service at any time for any reason or no reason, with or without Cause, and with or without advance notice.

13.          No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

14.          RESERVED

15.          General.

(a)          Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

(b)          Governing Law. This Israeli Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. Any matters concerning Israeli tax shall be governed by Israeli law.

(c)          Electronic Delivery. By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.

(d)          Notices. Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery), or (iv) five days after deposit in the U.S. Mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e)          Successors/Assigns. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f)          Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.